UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On January 11, 2017, Bluerock Residential Growth REIT, Inc., a Maryland corporation, or the Company, its operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or the Operating Partnership, and its manager, BRG Manager, LLC, a Delaware limited liability company, or the Manager, entered into an Underwriting Agreement, or the Underwriting Agreement, with Janney Montgomery Scott LLC, or Janney, as representative of the several underwriters named in Schedule A attached to the Underwriting Agreement (collectively, with Janney, the Underwriters), in connection with the public offering, or the Offering, by the Company of 4,000,000 shares of its Class A common stock, or the Firm Shares. The Firm Shares and the Additional Shares (as defined below) are registered with the Securities and Exchange Commission, or the SEC, pursuant to a registration statement on Form S-3 (File No. 333-208956), as the same may be amended and/or supplemented, or the Registration Statement, under the Securities Act of 1933, or the Securities Act, and were offered and sold pursuant to a prospectus supplement dated January 11, 2017, and a base prospectus dated January 29, 2016 relating to the Registration Statement.

Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an overallotment option exercisable for 30 days from the date of the Company’s prospectus supplement dated January 11, 2017, to purchase up to 600,000 additional shares its Class A common stock, or the Additional Shares, at the Offering Price (as defined below), less underwriting discounts and commissions, to cover overallotments, if any.

The Underwriters offered the Firm Shares and Additional Shares, or the Shares, to the public at a price of $13.15 per Share, or the Offering Price, and to certain dealers, which may include the Underwriters, at the Offering Price less a selling concession not in excess of $0.36 per Share.

The Offering is expected to close on January 17, 2017. Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, the Exchange Act of 1934, as amended, and other federal or state statutory laws or regulations. The Underwriting Agreement contains customary representations, warranties, covenants, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by the terms of the Underwriting Agreement, a copy of which is filed as Exhibit No. 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Firm Shares and the Additional Shares is attached as Exhibit 5.1 hereto, and a copy of the opinion of Vinson & Elkins LLP with respect to tax matters concerning the Firm Shares and the Additional Shares is attached as Exhibit 8.1 hereto.

ITEM 8.01	OTHER EVENTS.

Press Release Announcing the Pricing of the Offering

On January 11, 2017, the Company issued a press release announcing the pricing of the Offering. The press release, a copy of which is filed as Exhibit No. 99.1 to this Current Report on Form 8-K, is incorporated by reference into this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among Janney Montgomery Scott LLC, as representative of the several underwriters named in Schedule A attached thereto, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated January 11, 2017

5.1	Opinion of Venable LLP

8.1	Opinion of Vinson & Elkins LLP

99.1	Press Release, dated January 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: January 13, 2017	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement by and among Janney Montgomery Scott LLC, as representative of the several underwriters named in Schedule A attached thereto, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated January 11, 2017

5.1	Opinion of Venable LLP

8.1	Opinion of Vinson & Elkins LLP

99.1	Press Release, dated January 11, 2017